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                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                                  SALOMON INC
                        FORM S-3 REGISTRATION STATEMENT            Exhibit 23(a)


                                  SALOMON INC
                                  COMMON STOCK
                           Par Value $1.00 per share


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 6, 1996 incorporated by reference in Salomon Inc's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.




                                                            ARTHUR ANDERSEN LLP


New York, New York
November 25, 1996